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                                                                     EXHIBIT 4.4
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                            POOL ENERGY SERVICES CO.

                                       AND

                           THE GUARANTORS NAMED HEREIN




                              SERIES A AND SERIES B

                    8 5/8% SENIOR SUBORDINATED NOTES DUE 2008




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                             SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 31, 1998

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                              MARINE MIDLAND BANK,

                                     TRUSTEE

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         This SUPPLEMENTAL INDENTURE, dated as of March 31, 1998, is among Pool
Energy Services Co., a Texas corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and Marine Midland Bank, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the initial Guarantors and the Trustee entered into an Indenture, dated as of March 31, 1998 (the "Indenture"), pursuant to which the Company has originally issued $150,000,000 in principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"); and

         WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a "Note Guarantee") to comply with Section 4.17 thereof without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 4.17 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 11 thereunder.

                                    ARTICLE 3

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.



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         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                                     POOL ENERGY SERVICES CO.


                                     By: /s/ E. J. SPILLARD
                                        --------------------------------------
                                     Name:   E. J. Spillard
                                     Title:  Senior Vice President, Finance


                                     GUARANTORS:

                                     ASSOCIATED PETROLEUM SERVICES, INC.
                                     BIG 10 FISHING TOOL COMPANY, INC.
                                     INTERNATIONAL AIR DRILLING COMPANY
                                     KUUKPIK/POOL ARCTIC ALASKA
                                         By: Pool Alaska, Inc., d/b/a Pool
                                             Arctic Alaska
                                     PCNV, INC.
                                     POOL ALASKA, INC.
                                     POOL AMERICAS, INC.
                                     POOL-AUSTRALIA, INC.
                                     POOL CALIFORNIA ENERGY SERVICES, INC.
                                     POOL COMPANY
                                     POOL COMPANY HOUSTON LTD.
                                         By:  Pool Company, General Partner
                                     POOL COMPANY TEXAS, LTD.
                                         By:  Pool Company, General Partner
                                     POOL INTERNATIONAL, INC.
                                     POOL PRODUCTION SERVICES, INC.
                                     PTX, INC.
                                     SEA MAR, INC.
                                     SEA MAR MANAGEMENT, INC.


                                     By: /s/ E. J. SPILLARD
                                        --------------------------------------
                                     Name:   E. J. Spillard
                                     Title:  Senior Vice President, Finance


                                     MARINE MIDLAND BANK,
                                           as Trustee

                                     By: /s/ FRANK J. GODINO
                                        --------------------------------------
                                     Name:   FRANK J. GODINO
                                     Title:  Vice President